UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
November 17, 2004

Maxtor Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-16447 (Commission File No.)	77-0123732 (I.R.S. Employer Identification No.)

500 McCarthy Blvd., Milpitas, California 95035
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 894-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2004, Maxtor Corporation (the “Company”) entered into an Employment Offer Letter with Michael J. Wingert whereby Mr. Wingert shall serve as the Company’s President and Chief Operating Officer. Under the Agreement, Mr. Wingert will receive a monthly salary of $50,000, a grant of an option to purchase 750,000 shares of the Company’s common stock, vesting over four years and subject to the terms of the Company’s Amended and Restated 1996 Stock Option Plan, a grant of 100,000 Restricted Stock Units, subject to the terms of the Company’s Restricted Stock Unit Plan, and other compensation as set forth in the Employment Offer Letter attached as Exhibit 99.1 to this Current Report. As of the same date the Company also entered into an Executive Retention and Severance Participation Agreement with Mr. Wingert by which he will participate in the Company’s Executive Retention and Severance Plan, with terms and conditions set forth in the form of such agreement previously filed by the Company, and a Restricted Stock Unit Award Agreement by which he will be receiving the 100,000 Restricted Stock Units. The Restricted Stock Unit Award Agreement provides for payment in cash for the value of vested Restricted Stock Units in accordance with the terms of the Restricted Stock Unit Plan, subject to applicable tax withholding. The Restricted Stock Units vest 100% on the third anniversary of the date of his employment, provided there is no termination of service of Mr. Wingert. If Mr. Wingert’s service is terminated by the Company other than for Cause (as defined in the Restricted Stock Unit Plan), his award shall vest in full effective as of the date of termination of his service. Furthermore, if Mr. Wingert remains an active employee in good standing of the Company, the option and the Restricted Stock Units will be accelerated in full upon the occurrence of certain specified events as set forth in the Employment Offer Letter attached as Exhibit 99.1 to this Current Report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On November 17, 2004, the Company’s Board of Directors appointed Michael J. Wingert to serve as the Company’s President and Chief Operating Officer, as announced in the Company’s press release attached as Exhibit 99.2 to this Current Report. Ms. Fariba Danesh is continuing in her role as the Company’s Executive Vice President, Operations, reporting to Mr. Wingert.

     Mr. Wingert previously served at Cornice, Inc. as Chief Operating Officer since June 2004, as President since July 2004 and as Chief Executive Officer since September 2004. Mr. Wingert served as the Company’s Executive Vice President/ General Manager, Server Products Group from November 2001 to June 2004. From November 1999 until November 2001, Mr. Wingert served as the Company’s Vice President, Desktop Engineering and became Senior Vice President, Engineering in April 2001. Before his promotion to Vice President, Desktop Engineering, he was the Company’s Vice President, Engineering for five years. Prior to joining the Company in 1994, Mr. Wingert held various senior management positions in product testing and development at IBM. Mr. Wingert is 44 years old.

     See disclosure under Item 1.01 above for material terms of Mr. Wingert’s employment offer letter and other material terms of his employment.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Employment Offer Letter dated as of November 17, 2004 from Maxtor Corporation to Michael J. Wingert
99.2	Press Release dated November 17, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2004

MAXTOR CORPORATION
By:	/s/ C.S. Park
	Name:	C.S. Park
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment Offer Letter dated as of November 17, 2004 from Maxtor Corporation to Michael J. Wingert
99.2	Press Release dated November 17, 2004